National Healthcare Properties Reports Third Quarter 2026 Results
— SHOP Same Store Cash NOI increased 13.6% year-over-year —
— $664 million of 2026 SHOP acquisitions completed or under definitive agreement —
—SHOP Same Store Cash NOI growth guidance increased by 100bps at its mid-point —
NEW YORK, November 4, 2026 (GLOBE NEWSWIRE) — National Healthcare Properties, Inc. (Nasdaq: NHP)
(the “Company”), a self-managed real estate investment trust focused on providing needs-based senior housing to serve a growing elderly population in the United States, today announced results for the quarter ended
September 30, 2026.
Michael Anderson, Chief Executive Officer and President, commented, “2026 continues to be a transformational year for the Company, and the third quarter included important milestones in our pursuit of a SHOP-only portfolio and an investment grade balance sheet. During the quarter, we succeeded in strategically increasing our same-store
SHOP occupancy to improve our operating position into the fourth quarter, closed on more than $300 million of
SHOP acquisitions at attractive yields, and utilized proceeds from our new unsecured term loan and the first tranche of our OMF exit to significantly reduce our secured debt. We enter the fourth quarter with a stronger platform and clear momentum, focused on delivering long-term value for our shareholders”
Financial Performance and Recent Highlights
•Net income attributable to common stockholders of $0.24 per basic and diluted share. Nareit defined Funds
From Operations (“FFO”) of $0.13 per diluted share and Normalized Funds From Operations (“Normalized
FFO”) of $0.19 per diluted share.
•FFO per share decreased 43.5% year-over-year.
•Normalized FFO per share decreased 29.6% year-over-year.
•Third quarter portfolio Same Store Cash Net Operating Income (“NOI”) growth was 8.4% year-over-year.
Senior Housing Operating Portfolio (“SHOP”) Segment:
•Same Store Cash NOI growth was 13.6% year-over-year.
•Same Store average occupancy totaled 86.7%, an increase of 2.2%  year-over-year.
•Same Store RevPOR increased 4.0% year-over-year.
•Same Store Cash NOI Margin of 24.3%, an expansion of 1.5% year-over-year.
Outpatient Medical Facility (“OMF”) Segment:
•Same Store Cash NOI decreased by 0.3% year-over-year.
•Same Store ending occupancy totaled 95.6%, an increase of 0.2% year-over-year.
Transactional Activity
Acquisitions and Pipeline
During the third quarter, the Company acquired 22 SHOP communities, consisting of 1,381 units, for a total purchase price of $300 million. These acquisitions introduced a new operator relationship with Priority Life Care, which manages three of the communities. The remaining 19 communities are managed by the Company’s existing operating partners. Subsequent to the third quarter, the Company acquired one SHOP community, consisting of 79 units, for a purchase price of $26 million. This community is managed by one of the Company's existing operating partners. Year-to-date, the Company has acquired 25 SHOP communities for approximately $424 million.
The Company currently has signed purchase and sale agreements for approximately $240 million of SHOP acquisitions with estimated weighted average year-one and year-three cap rates of approximately 7.4% and 8.7%, respectively, and an additional approximately $148 million of SHOP acquisitions under non-binding letters of intent.
These acquisitions total approximately $388 million and comprise 1,385 primarily assisted living and memory care units. Closing of these acquisitions is subject to continued purchaser due diligence, closing conditions and regulatory approvals as specified in the applicable agreements, and, for acquisitions under non-binding letters of intent, the negotiation and execution of definitive agreements.
Non-Core SHOP Dispositions
In August 2026, the Company completed the sale of one non-core SHOP community in California for approximately
$42 million.
In September 2026, the Company entered into a definitive purchase and sale agreement to sell one non-core SHOP community in Michigan for approximately $9 million.
OMF Dispositions
The Company previously announced the sale of 86 OMFs for approximately $528 million. In September 2026, the
Company completed the sale of the first 30 OMFs in this portfolio for approximately $198 million. In connection with the sale, the Company repaid in full its Secured Term Loan 1 due 2028 and Secured Term Loan 3 due 2031,
totaling $119 million. The remaining 56 OMFs in this portfolio are subject to a $219 million loan assumption and are expected to close in Q4 2026 for $331 million. The Company also entered into a definitive purchase and sale agreement to sell an additional 40 OMFs for approximately $531 million (before transaction expenses, property operating prorations and capital expenditure and other adjustments), and signed a non-binding letter of intent to sell its remaining four OMFs. Inclusive of these transactions, the Company expects to fully exit the OMF segment.
There can be no assurance that these pending transactions will close on the terms described, or at all.
Balance Sheet and Capital
As of September 30, 2026, total debt outstanding (net of discounts and unamortized debt issuance costs) was approximately $851.2 million with a weighted average economic interest rate of 5.12% (when giving effect to interest rate hedges and caps) and an average remaining term of 4.9 years.
Net Leverage (Net Debt as of September 30, 2026 to Annualized Adjusted EBITDA for the quarter ended
September 30, 2026) improved by 3.3x to 5.5x as of September 30, 2026 from 8.8x as of September 30, 2025.
In August 2026, the Company amended and restated its senior unsecured credit facilities, which provide for, among other things, (i) an increase in total lender commitments from $550 million to $1.2 billion, with the revolving facility increasing from $400 million to $750 million, the term loan increasing from $150 million to $300 million and a new
$150 million delayed draw term loan facility being added, (ii) an extension of the maturity of the revolving facility and the term loan (including the delayed draw term loan) to August 2030 and August 2029, respectively, each with extension options that, if fully exercised, would extend the final maturity to August 2031, and (iii) a reduction in the applicable margins for interest rates based on the Company's corporate leverage ratio. In connection with the credit facilities recast, the Company repaid the $332 million outstanding under its Fannie Mae secured debt due to mature in November 2026.

Credit Facilities
	Prior	Current
Total Facility	$550 million	$1.2 billion
Accordion	$450 million	$1 billion
Unused Fee	15 to 20 bps	N/A

Revolver
Spread	SOFR + 155 to 210 bps	SOFR + 105 to 155 bps
Facility Fee	N/A	15 to 35 bps
Capacity	$400 million	$750 million

Term Loans
Spread	SOFR + 155 to 210 bps	SOFR + 110 to 180 bps
Capacity	$150 million	$300 million + $150 million Delayed Draw
Common and Preferred Stock
Common Stock
On July 1, 2026, the Board of Directors declared a quarterly dividend of $0.075 per share of its common stock
(including its Class A Common Stock). The dividend was paid in cash on July 30, 2026 to holders of record as of the close of business on July 15, 2026.
On October 1, 2026, the Board of Directors declared a quarterly dividend of $0.075 per share of its common stock.
The dividend was paid in cash on October 16, 2026 to holders of record as of the close of business on October 12,
2026.
On October 19, 2026, all outstanding shares of the Company's Class A common stock converted into the Company's common stock on a one-for-one basis. All shares of common stock became freely tradable on the Nasdaq Global
Market on this date. The conversion had no impact on the economic rights of shareholders of shares of Class A common stock and the Company's operations.
Preferred Stock
On September 4, 2026, the Company redeemed all 3,289,061 outstanding shares of its 7.375% Series A Cumulative
Redeemable Perpetual Preferred Stock.
On October 6, 2026, the Company redeemed all 2,850,427 outstanding shares of its 7.125% Series B Cumulative
Redeemable Perpetual Preferred Stock.
Each redemption was at $25.00 per share plus accrued and unpaid dividends thereon to, but not including each redemption date. As a result of the redemptions, the Company expects to save approximately $11 million in annual preferred dividends.
Revised Full Year 2026 Guidance
For the full year 2026, the Company is revising certain guidance ranges as follows:

	As of 8/5/26	As of 11/4/26
SHOP Same Store Cash NOI growth	15.0% to 18.0%	16.5% to 18.5%
OMF Same Store Cash NOI growth	2.5% to 3.5%	—
Acquisitions	$375 million to $425 million	$425 million to $645 million
Dispositions	$570 million	$1.1 billion
General and administrative expense, including equity-based compensation	$27 million to $28 million	$27 million to $28 million
Equity-based compensation	$6 million to $7 million	$6 million to $7 million
Same Store Recurring Capital Expenditures	$22 million to $25 million	—
Same Store SHOP Recurring Capital Expenditures	—	$10 million to $11 million
Total OMF Portfolio Recurring Capital Expenditures	—	$7 million to $8 million
Full Year 2026 Guidance Commentary
The revision in the Company’s guidance is primarily the result of SHOP segment outperformance through the current quarter as well as expectations for the remainder of the year, SHOP acquisitions expected to close during the year, the ongoing and expected disposition of the OMF portfolio and  a non-core SHOP asset.
Note: The Company’s 2026 guidance contains forward-looking statements and is based on a number of assumptions and estimates, including those identified later in this press release. These assumptions and estimates are based on existing market conditions, transaction timing and other assumptions for the year ending December 31, 2026; actual results may differ materially.
Supplemental Information
Additional information regarding these results can be found in the Company’s supplemental financial package that will be available on the Investor Relations section of the Company’s website at nhpreit.com.
About National Healthcare Properties
National Healthcare Properties, Inc. (Nasdaq: NHP) is a self-managed real estate investment trust focused on providing needs-based senior housing to serve a growing elderly population in the United States. Additional information about the Company can be found on its website at nhpreit.com.
Investor & Media Contact
Email: ir@nhpreit.com
Forward-Looking Statements
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform
Act of 1995. All statements (other than statements of historical fact) in this press release regarding the Company's prospects, expectations, intentions, plans, financial position, guidance and business strategy may constitute forward-
looking statements. Forward-looking statements generally can be identified by the use of terminology such as
“believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,”
“potential,” “continue” or the negatives of these terms or variations of them or similar expressions. Risks and uncertainties, the occurrence of which could adversely affect the Company's business and cause actual results to differ materially from those expressed or implied in the forward-looking statements, include, but are not limited to, the following: changes in economic cycles generally and in the real estate and healthcare markets specifically; the success of the Company's growth strategy, including its ability to successfully identify, complete and integrate new acquisitions; the Company’s ability to complete acquisitions or dispositions on the terms and timing the Company expects, or at all; changes to inflation and interest rates; competition in the real estate and healthcare markets; the
Company's ability to retain certain key personnel; legislative and regulatory changes in the healthcare and real estate industries; reductions or changes in reimbursement from third-party payors, including Medicare and Medicaid;
discovery of previously undetected environmentally hazardous conditions; the Company's ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; system failures, cyber incidents or deficiencies in the Company's cybersecurity systems; the availability of capital on favorable terms, or at all; the Company's ability to remain qualified as a real estate investment trust for U.S. federal income tax purposes; and other risks and uncertainties described in the section titled Risk Factors of the Company's most recent Annual Report on Form 10-K and all other filings with the Securities and Exchange Commission. Cap rates for the Company's acquisition pipeline included in this press release are calculated by dividing the underwritten cash NOI that the Company aims to achieve
(some of which are based on preliminary information provided by sellers and certain assumptions applied by the
Company) by the total aggregate purchase price, not including certain initial acquisition capital expenditures. The actual stabilized cash NOI yields from the Company’s pipeline may not be consistent with the targeted stabilized cash NOI yield range. Finally, the Company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Financial Statements and Definitions
This press release includes certain non-GAAP financial measures, including Nareit FFO, Normalized FFO, Net
Debt, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Same Store Cash NOI. While the Company believes that non-GAAP financial measures are helpful in evaluating its operating performance, the use of non-GAAP financial measures in this press release should not be considered in isolation from, or as an alternative for, a measure of financial or operating performance as defined by GAAP. There are inherent limitations associated with the use of each of these supplemental non-GAAP financial measures as an analytical tool. Additionally, the Company’s computation of non-GAAP financial measures may not be comparable to those reported by other REITs. Definitions of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures are provided below.
Nareit FFO and Normalized FFO
The Company calculates FFO consistent with the standards established over time by Nareit. Nareit defines FFO as net income or loss (computed in accordance with GAAP), adjusted for (i) real estate-related depreciation and amortization, (ii) impairment charges on depreciable real property, (iii) gains or losses from sales of depreciable real property and (iv) similar adjustments for non-controlling interests and unconsolidated entities.
The Company calculates Normalized FFO by further adjusting FFO to reflect the performance of its portfolio for items it believes are not directly attributable to its operations. The Company's adjustments to FFO to arrive at
Normalized FFO include removing the impacts of (i) acquisition and transaction related costs; (ii) termination fees to related parties; (iii) severance and other related costs; (iv) mark-to-market gains and losses on non-designated derivatives and amortization related to terminated derivatives; (v) casualty-related charges, net relating to significantly disruptive events that are infrequent in nature; (vi) gains and losses on extinguishment of debt; (vii)
similar adjustments for non-controlling interests; and (viii) certain other items set forth in the Normalized FFO reconciliation included therein.
The Company considers FFO and Normalized FFO to be useful supplemental measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and Normalized
FFO can help investors compare the Company's operating performance between periods or to other companies
(though other companies may calculate these measures differently than the Company does and the value of any such comparison may be limited). While FFO and Normalized FFO are relevant and widely used measures of operating performance of REITs, they do not represent, nor are they meant to replace, cash flows from operations and net income or loss as defined by GAAP, and should not be considered alternatives to those measures in evaluating the
Company's liquidity or operating performance. Rather, FFO and Normalized FFO should be reviewed in conjunction with these and other GAAP measurements as an indication of the Company's operational performance and are not necessarily indicative of cash available to fund the Company's future cash requirements, including the Company's ability to pay dividends and other distributions to the Company's stockholders. Additionally, the Company's computation of FFO and Normalized FFO may not be comparable to FFO and Normalized FFO reported by other
REITs that do not define FFO in accordance with the current National Association of Real Estate Investment Trusts
(“NAREIT”) definition or that interpret the current NAREIT definition or define Normalized FFO differently than the Company does.
Adjusted EBITDA
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, excluding
(i) acquisition and transaction related costs; (ii) termination fees to related parties; (iii) impairment charges; (iv)
casualty-related charges; (v) gains and losses on sale of real estate investments; (vi) gains and losses on extinguishment of debt; (vii) gains and losses on our derivatives; and (viii) non-cash items such as amortization of intangibles and equity-based compensation. Annualized Adjusted EBITDA means Adjusted EBITDA for the specified quarter, multiplied by four.
Cash NOI and NOI
Cash NOI is defined as NOI excluding non-cash items such as straight-line rent adjustments and amortization of above and below market lease and lease intangibles that are included in GAAP revenue from tenants and property operating and maintenance.
Cash NOI Margin
For the SHOP segment, Cash NOI divided by revenue from tenants or residents excluding net amortization of above- and below-market lease and lease intangibles.
Net Debt
Net debt means total debt, net of deferred financing costs, mortgage discounts and premiums less cash and cash equivalents.
Net Debt to Annualized Adjusted EBITDA or Net Leverage
Net Debt to Annualized Adjusted EBITDA or Net Leverage means Net Debt divided by Annualized Adjusted
EBITDA.
Non-Core Properties
Non-Core properties are  assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are scheduled to be sold with closing conditions substantially fulfilled.
Leased % or Ending occupancy
Leased % or Ending occupancy for the OMF segment is presented as of the end of the period shown.
Recurring Capital Expenditures
Recurring Capital Expenditures means capital expenditures incurred to maintain the properties in current market condition and which are generally recurring in nature.
Same Store
Same Store means operational properties owned by the Company for the full duration of the applicable comparative periods and that are not otherwise excluded. Properties are excluded from “same store” if they are (i) Non-Core
Properties, (ii) sold, classified as held for sale, or classified as discontinued operations in accordance with GAAP,
(iii) impacted by materially disruptive events, or (iv) undergoing, or intended to undergo, significant redevelopment.
Redeveloped properties in our OMF segment will be included in Same Store once substantial completion of work has occurred for the full period in the periods presented.
Same Store Cash NOI
Same Store Cash NOI is defined as Cash NOI for our Same Store properties.
NATIONAL HEALTHCARE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Real estate investments, at cost:
Land	$168,716	$174,535
Buildings, fixtures and improvements	1,893,128	1,785,952
Acquired intangible assets	235,245	246,544
Construction in progress	4,889	2,994
Total real estate investments, at cost	2,301,978	2,210,025
Less: accumulated depreciation and amortization	(627,462)	(691,200)
Total real estate investments, net	1,674,516	1,518,825
Cash and cash equivalents	125,069	57,620
Restricted cash	18,966	50,832
Derivative assets, at fair value	9,936	569
Straight-line rent receivable, net	18,048	21,486
Operating lease right-of-use assets	13,941	7,377
Prepaid expenses and other assets, net	25,798	23,019
Accounts receivable, net	9,702	9,252
Deferred costs, net	18,839	22,792
Total assets	$1,914,815	$1,711,772
LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable, net	$249,581	$367,629
Fannie Mae secured debt	—	334,739
Revolving credit facility	305,000	186,000
Term loan, net	296,661	148,405
Market lease intangible liabilities, net	4,002	4,851
Derivative liabilities, at fair value	—	188
Accounts payable and accrued expenses	121,053	44,381
Operating lease liabilities	8,205	8,467
Deferred rent	7,898	9,247
Distributions payable	1,340	3,340
Total liabilities	993,740	1,107,247
Commitments and contingencies
Equity
7.375% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, — authorized	—	38
7.125% Series B cumulative redeemable perpetual preferred stock, $0.01 par value, 2,900 authorized	—	35
Common stock, $0.01 par value, 300,000 shares authorized	1,132	1,132
Class A common stock, $0.01 par value, 100,0000 shares authorized	443	—
Additional paid-in capital	2,849,755	2,531,315
Accumulated other comprehensive income	8,420	5,604
Distributions in excess of accumulated earnings	(1,941,567)	(1,938,060)
Total stockholders’ equity	918,183	600,064
Non-controlling interests	2,892	4,461
Total equity	921,075	604,525
Total liabilities and equity	$1,914,815	$1,711,772
NATIONAL HEALTHCARE PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue from tenants	$103,062	$86,026	$276,877	$257,801
Operating expenses:
Property operating and maintenance	69,576	53,845	176,613	165,880
Impairment charges	6,874	6,641	10,654	33,752
Acquisition and transaction related	875	91	1,058	639
General and administrative	7,806	5,671	19,877	15,642
Depreciation and amortization	24,417	18,029	59,966	60,274
Total expenses	109,548	84,277	268,168	276,187
Operating (loss) income before gain on sale of real estate investments	(6,486)	1,749	8,709	(18,386)
Gain on sale of real estate investments	38,298	626	38,296	28,267
Operating income	31,812	2,375	47,005	9,881
Other income (expense):
Interest expense	(12,159)	(15,060)	(39,553)	(45,425)
Interest and other income, net	981	294	3,497	512
(Loss) gain on extinguishment of debt	(427)	—	(427)	257
(Loss) gain on non-designated derivatives	(64)	(77)	78	(46)
Total other expense, net	(11,669)	(14,843)	(36,405)	(44,702)
Income (loss) before income taxes	20,143	(12,468)	10,600	(34,821)
Income tax (expense) benefit	97	(66)	(27)	(60)
Net income (loss)	20,240	(12,534)	10,573	(34,881)
Net income attributable to non-controlling interests	(61)	(21)	(59)	(44)
Allocation for preferred stock	(2,401)	(3,326)	(8,480)	(10,162)
Net income (loss) attributable to common stockholders	17,778	(15,881)	2,034	(45,087)
Other comprehensive income (loss):
Unrealized income (loss) on designated derivatives	3,610	(1,881)	2,816	(9,080)
Comprehensive income (loss) attributable to common stockholders	$21,388	$(17,762)	$4,850	$(54,167)

Weighted-average shares outstanding (1)
Basic	72,645	28,297	54,347	28,297
Diluted	73,234	28,549	54,754	28,536
Net income (loss) per share attributable to common stockholders (1)
Basic	$0.24	$(0.56)	$0.04	$(1.59)
Diluted	$0.24	$(0.56)	$0.04	$(1.59)
(1)  Potential common shares are not included in the computation of diluted earnings per share (“EPS”) when a net loss exists as the effect would be an antidilutive per share amount.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q3 2026	Q3 2025
Net income (loss) attributable to common stockholders	$17,778	$(15,881)
Adjustments:
Impairment charges	6,874	6,641
Acquisition and transaction related	875	91
General and administrative	7,806	5,671
Depreciation and amortization	24,417	18,029
Gain on sale of real estate investments	(38,298)	(626)
Interest expense	12,159	15,060
Interest and other income, net	(981)	(294)
Loss on extinguishment of debt	427	—
Loss on non-designated derivatives	64	77
Income tax (benefit) expense	(97)	66
Net income attributable to non-controlling interests	61	21
Allocation for preferred stock	2,401	3,326
NOI	$33,486	$32,181

NOI by Segment
OMF	$15,436	$20,631
SHOP	18,050	11,550
Total NOI	$33,486	$32,181
(1)Certain 2025 amounts have been reclassified from general and administrative to property operating and maintenance to align with the current period presentation.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q3 2026	Q3 2025
Net income (loss) attributable to common stockholders	$17,778	$(15,881)
Depreciation and amortization on real estate assets	22,856	16,647
Impairment charges	6,874	6,641
Gain on sale of real estate	(38,298)	(626)
Depreciation on real estate assets related to non-controlling interests	—	(73)
FFO attributable to common stockholders	9,210	6,708
Acquisition and transaction related	875	91
Derivatives mark-to-market and terminations (1)	(1,105)	911
Casualty-related charges, net	58	115
Loss on extinguishment of debt	427	—
Normalizing items related to non-controlling interests	(27)	(10)
Other normalizing items, net (2)	4,209	—
Normalized FFO attributable to common stockholders	$13,647	$7,815

FFO and Normalized FFO weighted average shares outstanding — Diluted (3)	73,234	28,549
FFO per common share — Diluted	$0.13	$0.23
Normalized FFO per common share — Diluted	$0.19	$0.27

Other Items:
(Accretion) amortization of market lease and other intangibles, net	$(139)	$(174)
Straight-line rent adjustments	(387)	(753)
Equity-based compensation	2,134	1,333
Depreciation and amortization on non-real estate assets	1,562	1,382
Amortization of deferred financing costs and mortgage discounts or premiums	1,032	761
Recurring Capital Expenditures	(4,019)	(4,452)
(1) For Q3 2026, includes $1.4 million of amortization reclassified from OCI to earnings (reduced interest expense)
from a swap termination.
(2) Includes $4.3 million of straight-line rent written off in connection with the sale of 30 OMFs in September 2026.
(3) For Q3 2026, reflects 73,264 common shares and dilutive equity awards and units outstanding as of September 30,
2026, including 355 unvested share-based awards and 234 Common OP units.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Net income (loss) (in accordance with GAAP)	$20,240	$(5,386)	$(4,281)	$(22,802)	$(12,534)
Interest expense	12,159	12,723	14,671	15,856	15,060
Income tax (benefit) expense	(97)	47	77	101	66
Depreciation and amortization	24,417	17,811	17,738	17,987	18,029
EBITDA	56,719	25,195	28,205	11,142	20,621
Acquisition and transaction related	875	130	53	(123)	91
Equity-based compensation	2,134	1,614	612	682	1,333
Severance and related costs (1)	—	—	—	2,907	—
Impairment charges	6,874	3,780	—	11,162	6,641
(Gain) loss on sale of real estate investments	(38,298)	—	2	467	(626)
Loss (gain) on non-designated derivatives	64	47	(189)	26	77
Loss on extinguishment of debt	427	—	—	—	—
Accretion of market lease and other intangibles, net	(139)	(147)	(147)	(165)	(174)
Casualty-related charges, net	58	7	142	627	115
Other normalizing items, net (2)	4,209	21	—	—	—
Adjusted EBITDA	32,923	30,647	28,678	26,725	28,078
Adjustment for current period activity	(364)	1,980	13	429
Further Adjusted EBITDA	$32,559	$32,627	$28,691	$27,154

Net Leverage (Net debt / Annualized Adjusted EBITDA)	5.5x	4.9x	8.6x	9.2x	8.8x
Net debt / Annualized Further Adjusted EBITDA	5.6x	4.6x	8.6x	9.0x
(1) Represents cash severance, acceleration of equity vesting and other related expenses in connection with the transition of the chief financial officer role in 2025.
(2) Includes $4.3 million of straight-line rent written off in connection with the sale of 30 OMFs in September 2026.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except share, per share and property data)
(Unaudited)

	Three months ended
	Q3 2026	Q3 2025
OMF Segment
OMF segment - revenue from tenants	$22,341	$29,022
OMF segment - property operating and maintenance	(6,905)	(8,391)
OMF segment NOI	15,436	20,631
Straight line rent adjustments (1)	3,878	(754)
(Accretion) amortization of market lease and other intangibles, net	(145)	(164)
OMF segment Cash NOI	19,169	19,713
Dispositions	(2,485)	(3,420)
Non-Core properties (2)	(9,488)	(9,075)
OMF segment Same Store Cash NOI	$7,196	$7,218
(1) Includes $4.3 million of straight-line rent written off in connection with the sale of 30 OMFs in September 2026.
(2) Includes a redevelopment property that is under a definitive purchase and sale agreement.

	Three months ended
	Q3 2026	Q3 2025
SHOP Segment
SHOP segment - revenue from tenants	$80,721	$57,004
SHOP segment - property operating and maintenance	(62,671)	(45,454)
SHOP segment NOI	18,050	11,550
Non-cash adjustments	6	(9)
SHOP segment Cash NOI	18,056	11,541
Acquisitions	(5,471)	—
Dispositions	441	329
Non-Core properties	489	22
SHOP segment Same Store Cash NOI	$13,515	$11,892

	OMF	SHOP	Land	Total
Total properties as of June 30, 2026	130	39	1	170
Acquisitions	—	22	—	22
Dispositions	(30)	(1)	—	(31)
Total properties as of September 30, 2026	100	60	1	161
Non-Core properties	(40)	(1)	—	(41)
Acquisitions	—	(24)	—	(24)
Same Store properties as of September 30, 2026	60	35	1	96